Exhibit 13.2

HomeUnion Initial Public Offering November 2016

Disclaimers

The information contained herein is provided solely for the purpose of acquainting the reader with HomeUnion Holdings, Inc.(The "company" or "we") and its executive personnel, and to solicit any indication of interest in a public offering of securities by the company. It is not an offer to sell nor is it a solicitation of any offer to buy any securities and conveys no right, title or interest in the company or the products of its business activities.

IMPORTANT: An offering statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become qualified. These securities may not be sold nor may offers be accepted prior to the time the offering statement becomes qualified. A copy of the preliminary offering circular included in the offering statement can be accessed to this link: https://www.sec.gov/Archives/edgar/data/1639241/000114420416128633/v450473_partiiandiii.htm. You can also obtain a copy of the preliminary offering circular by contacting our underwriter in the offering, B. Riley & Co., Attn: Michael Guzman, 111000 Santa Monica Blvd., Suite #800, Los Angeles, CA – 90025 or by calling 1-310-966-1444, fax 1-310-966-1448 or emailing to mguzman@brileyco.com.

No money or other consideration is being solicited in connection this meeting and presentation, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A is qualified pursuant to Regulation A of the securities act of 1933, as amended, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any person's indication of interest in the meeting involves no obligation or commitment of any kind.

The information contained herein is confidential and strictly proprietary. By accepting this document, the recipient agrees not to reproduce its contents nor disclose or distribute same to any person or entity without the expressed prior consent of the company. This presentation does not purport to be all-inclusive or to contain all of the information you or any prospective investor may desire. You should make your own decision on whether this investment opportunity meets your investment objectives and risk tolerance level. Any person considering entering into a proposed transaction should seek its own independent financial and legal advice.

Forward Looking Statements

This presentation contains forward-looking statements that are based on our management's belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels or performance or achievements expressed or implied by these forward-looking statements. Accordingly, you should not place undue reliance on these statements. Forward-looking statements in this presentation include, but are not limited to, statements relating to our projected financial performance and forecast and our strategies to expand our operations, and our ability to successfully launch and market our products. These forward looking statements are subject to various risk factors that may cause actual results to differ materially from our current expectations. We have no current intention of updating the forward-looking statements contained in this presentation except to the extent required by law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this presentation.

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Copyright 2016 HomeUnion, All Rights Reserved

Initial Public Offering Transaction Summary

Issuer	**HomeUnion, Inc.**
Listing / Ticker	**NASDAQ / HMU**
Raise Amount	**$25 million**
Over-Allotment	**15%**
Price Range	**TBA**
Shares Offered	**TBA**
Use of Proceeds	**Support growth in business by scaling technology, investing in marketing and operational capablities, and funding working capital / debt repayment**
Bookrunner	**B. Riley & Co.**
Co-Manager	**Feltl and Company**
DSP Manager / Selling Group Member	**Fidelity Capital Markets**
Expected Pricing Date	**November 17, 2016**

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Copyright 2016 HomeUnion, All Rights Reserved

Management Team

Presenters

Don Ganguly - Chief Executive Officer

- Nexgenix (co-founder, co-CEO), Equinox (founder, CEO) - acquired by i-flex/Oracle
- Education: BS Engineering - IIT, MBA – Wharton
- Housing Wire Vanguard Award Winner 2015

Chiranjib Pal "CP" - Chief Financial Officer

- Oracle, Equinox (founding team), SBI Capital Markets, Nexgenix, TCS
- Education : BS Engineering, MBA – Indian Institute of Management

Vivek Pendharkar - Chief Development Officer

- Hewlett-Packard, Intel, VuCast, Kasenna, Cypress Semi, Lara Networks
- Education: BS Engineering - BITS Pilani, MS Engineering - Virginia Tech, SEP - Stanford GSB

Geri Brewster – Chief Compliance and Risk Officer

- Toyota Financial Services, Fleetgistics, GB Consulting, Voss Cook & Thiel
- Education: BS Political Science and JD – West Virginia University

Joe Barr, PhD - Chief Analytics Officer

- ID Analytics, Lifelock, Chi Analytics, Pro Logic, ABN Amro
- Education – BA, MS, PhD Mathematics – Haifa University, Florida State University and University of New Mexico

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Copyright 2016 HomeUnion, All Rights Reserved

Copyright 2016 HomeUnion, All Rights Reserved 5 “If I had a way of buying a couple hundred thousand single - family homes and if I had a way of managing them, I would load - up on them.” - Warren Buffet (2012)

HomeUnion: "You Invest, We do the Rest"

HomeUnion is a Real Estate Investment Marketplace that Offers Users an End-to-End Solution for Researching, Acquiring, Managing and Tracking Their Curated Real Estate Portfolios in a Trusted and Hands-Free Manner

SELECT

- Preference Based
- Risk Analysis
- Curated Properties

ACQUIRE

- Right Bid
- Inspection
- Insurance
- Financing
- Renovation

MANAGE

- Prequalified Renters
- Maintenance
- Revenue Mgmt.

SELL

- Market Research
- Trade Investment Property on HomeUnion

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Copyright 2016 HomeUnion, All Rights Reserved

Key Investment Highlights

Proven Business Model	▪ 666 rental properties acquired, $76 million in real estate value transacted and $51 million in assets under management nationwide since inception (as of Sep. 2016) ▪ Average of 2.1 properties transacted and $238,000 invested per user through the platform
High Barriers to Entry	▪ Approximately $40 million of capital invested to date in building out the HomeUnion platform ▪ Significant automation intelligence throughout the entire user experience ▪ Unique underwriting model leveraging Big Data analytics and local market employees ▪ Real estate licenses in 13 states, Mortgage broker licenses in 13 states ▪ Sustainable lead in building performance track-record
Unique Value Proposition for Users	▪ Only solution in the marketplace with end-to-end, turnkey functionality covering every aspect of rental property sourcing, acquisition and management ▪ Users own the title to the underlying real estate, unlike REITs and Mutual Funds ▪ Recommendation engine matches assets on the platform to unique user preferences ▪ Advanced reporting tools for significantly streamlined property and tax management
Attractive Industry Dynamics	▪ Approximately $54 billion rental market TAM primed for disruption ▪ Growing demand for rental properties with additional 13 million rental households projected by 2030 ▪ Acquisition and rental model validated by the likes of Colony Capital and Blackstone ▪ Low-cost financing available for residential real estate investors
Scalable Model & Strong Momentum	▪ Multiple revenue sources: transaction fees, real estate and mortgage brokerage fees, recurring revenue from assets under management ▪ Growth in AUM drives significant economies of scale in property management services ▪ $12 million of transaction bookings in Sep. alone, highest in Company history ▪ 263% year-over-year growth in closed transaction volume in 1H 2016 ▪ Anticipating cash-flow break-even in Q2 2018

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Copyright 2016 HomeUnion, All Rights Reserved

Scalable, Multi-Pronged Revenue Model

Transaction Revenues

- Property Acquisition Fee
- Real Estate Brokerage Fee
- Mortgage Referral / Brokerage

~ 5-6% of Transaction Value

Recurring Property Mgmt. Revenues

~ 1% of AUM

- Average User Today Purchases approximately 2.1 Properties on HU Platform
- Recurring Revenue Increases Customer Value Over Time

TRANSACTION & ASSET MANAGEMENT

POTENTIAL FOR MULTIPLE INVESTMENTS

REFERRAL OPPORTUNITIES

ONGOING

Copyright 2016 HomeUnion, All Rights Reserved

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Residential Real Estate Investing is Already a BIG BUSINESS Copyright 2016 HomeUnion, All Rights Reserved ANNUAL ASSET MANAGEMENT FEES ANNUAL TRANSACTION FEES $14 BILLION $40 BILLION MARKET SIZE $54 BILLION 9 TAM Sources : Investment properties: 23 Million 1 - 4 Units: NMHC. Annual Transactions: NAR Apartment Buildings: NMHC and CoStar Group, Inc. Annual Apartment Transactions: CoStar Group, Inc. 420,000 APARTMENT BUILDINGS 16,900 ANNUAL TRANSACTIONS MULTI - FAMILY HOMES ANNUAL TRANSACTIONS 1 MILLION SINGLE FAMILY 110 MILLION INVESTMENT PROPERTIES 18 MILLION + Several Drivers in Place to Expand Market Size in Coming Years ~ 70% ~ 30%

Lack of Data and Out - of - Market Investment Services Create Barriers to Investor Participation Copyright 2016 HomeUnion, All Rights Reserved National Property - Level Data • Renter Due Diligence • Property Maintenance • Market Intelligence • Eviction • Pricing • Risk Assessment • Est. Performance • Rental History • Due Diligence • Insurance • Inspection(s) • Loan Streamlined Process to Acquire Properties Trusted Options for Remote Management Efficient Sales Process for Investment • Pricing • Listing • Negotiations SUBOPTIMAL LOCAL INVESTMENTS + + + = 10 × × × × Lack of National Level Information, Analytics and Remotely Delivered Services Previously Limited Most Investors to Suboptimal Local Investments

HomeUnion's Technology Powered Real Estate Investment Marketplace



DEMAND
Retail Investors
High Net Worth Investors
International Investors
IRA Investors
SERVICES
Property Maintenance
Revenue Management
Portfolio Reporting
Financial Analysis
Property Management Platform
Property Selection, Acquisition & Trading Platform
homeunion
Investment Marketplace
Supply Management Platform
Lending Platform
SERVICES
Asset Based Loans
Conforming Loans
IRA Loans
Single Family Rentals
Vacation Rentals
Short Term Rentals
Multi-Family Rentals
SUPPLY

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Copyright 2016 HomeUnion, All Rights Reserved

Unique Underwriting Model Built on Big Data Analytics and Local Market HomeUnion Employees

Proprietary Investment Algorithms

110,000,000
PROPERTIES (SFR)

200,000
NEIGHBORHOODS

Over 50 Metrics Analyzed

Price Population Credit Schools
Rent Employers Income
Transactions Crime
Construction

Curated Properties

Local Experts Validate Data Science

Local Infrastructure in Each Market

- Perform Market Diligence
- Negotiate Transactions
- Conduct Property Appraisals
- Verify Bid Ranges
- Arrange for Inspections & Insurance
- Manage Closing Process

Operating in 18 Markets

Drives Decisions on When and Where to Invest as well as Expected Yield and Growth

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Copyright 2016 HomeUnion, All Rights Reserved

HomeUnion Solution Tailors Property Portfolios to Align with Users' Financial Goals

Investor Identified Objectives


LOW
MODERATE
HIGH

Risk

$$$ **Investment**

Yield

Growth


15 Years
30 Years

Timeline

Curated Property Portfolio Matched to Investor Objectives


INCOME NOW
TARGET DATE INCOME
WEALTH BUILD
WEALTH PROTECTION

Portfolio Properties:

#	Address	Location	Pre-Select	Price	Investment	Rehab	NIR	COC Return	Total Return
1	14010 White Cloud Lane Conroe , TX 77384	Houston	No	$319,990	$92,418	$11,000	A	1.61%	19.11%
2	129 North Boulevard St Augustine , FL 32095	Jacksonville	Yes	$149,900	$45,373	$5,500	A	4.99%	20.08%
3	514 Catanbo Court San Antonio , TX 78258	San Antonio	No	$364,900	$102,792	$11,000	A	0.99%	17.35%
4	7480 Water Haven Trail Denver , NC 28037	Charlotte	No	$149,400	$45,240	$5,500	A	2.62%	16.67%
5	9924 Grebe Drive Conroe , TX 77385	Houston	No	$167,500	$55,555	$11,000	A	-1.22%	14.12%
6	18409 Sunrise Pines Court Conroe , TX 77356	Houston	No	$165,000	$54,890	$11,000	A	-1.52%	13.78%
7	1205 Scandrett Overlook Nw Kennesaw , GA 30152	Atlanta	Yes	$255,000	$77,405	$11,000	A	2.94%	16.86%

Analytics Evaluate Each Curated Property to Align with Specific Financial Goals

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Copyright 2016 HomeUnion, All Rights Reserved

All Homes Renovated to Meet HomeUnion Home Quality Standard Copyright 2016 HomeUnion, All Rights Reserved 14 Branded Quality Standard Minimizes Need for Ongoing Investment in the Property and Increases Renter Loyalty

Copyright 2016 HomeUnion, All Rights Reserved 15 End - to - End Property Management Service Enables Investors to Remain “Hands - Free” Advertising of rental property Screening of tenants based on ability to pay, past history and a background check Analysis of optimal rental payments using our proprietary rent valuation models Preparation and negotiation of lease Coordination and communication w ith tenants On - going repair, maintenance and upgrades of Collection of rental payments Lease renewals and rent escalations per market conditions High Quality Property Management Services Deliver Enhanced Returns for Investors

Users Receive Streamlined Reports and Market Research S ervices Copyright 2016 HomeUnion, All Rights Reserved 16 Real - Time Property Performance Analysis and Quarterly Market Research Reports Create Full Transparency on Investment Returns and Market Outlook

HomeUnion's User Profile and Target Market

71% of HomeUnion users fall within one of five segments that collectively account for 30 million[1] US households

HomeUnion User Segmentation



Other
29%
Power Elite
32%
Flourishing
Families
22%
Promising
Families
7%
Suburban
Style
5%
Booming w
Confidence
5%

Power Elite: The wealthiest households in the US, living in the most exclusive neighborhoods.
Market Size: 6.13%, 7.7 M

Flourishing Families: Affluent, middle-aged families and couples earning prosperous incomes and living very comfortable, active lifestyles
Market Size: 4.42%, 5.6 million

Promising Families: Young couples with children in starter homes living child-centered lifestyles
Market Size: 3.36%, 4.2 million

Booming With Confidence: Prosperous, established couples in their peak earning years living in suburban homes
Market Size: 5.34%, 6.7 million

Suburban Style: Middle-aged, ethnically-mixed suburban families and couples earning upscale incomes
Market Size: 5.02%, 6.3 million

(1) Experian.

Copyright 2016 HomeUnion, All Rights Reserved
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Lending Platform Enhances Full Service Offering for Investors Copyright 2016 HomeUnion, All Rights Reserved 18 LICENSED MORTGAGE BROKERS 13 States END TO END LENDING SERVICE Pre - Qualification t o Close of Escrow FULL SERVICE BROKERAGE Agency Loans Jumbo Loans IRA Account Loans Asset - Based Loans Lending Service Integrated into the Transaction Process with Mortgage Brokers Advising Investors to Ensure Financing Options Meet Investment Objectives

Strong Trends in Transaction Volumes Copyright 2016 HomeUnion, All Rights Reserved 19 $0 $5,000,000 $10,000,000 $15,000,000 $20,000,000 $25,000,000 Q1-2014 Q2-2014 Q3-2014 Q4-2014 Q1-2015 Q2-2015 Q3-2015 Q4-2015 Q1-2016 Q2-2016 Q3-2016 Quarterly Transaction Volume Bookings Closings • $76 million of total transaction volume closed on the HomeUnion platform since inception • Over 84% of booked transactions ultimately close, generally with a two to three month closing cycle

~95% of Property Acquisitions on Platform Retained as Recurring Management Contracts Copyright 2016 HomeUnion, All Rights Reserved 20 • $51 million in asset under management as of Q3 2016 derived from 441 properties • Expecting significant economies of scale in property management costs as the Company continues to scale 0 50 100 150 200 250 300 350 400 450 500 $0 $10,000,000 $20,000,000 $30,000,000 $40,000,000 $50,000,000 $60,000,000 Q1-2014 Q2-2014 Q3-2014 Q4-2014 Q1-2015 Q2-2015 Q3-2015 Q4-2015 Q1-2016 Q2-2016 Q3-2016 Properties Under Management Assets Under Management AUM Properties Under Management

Historical Financial Overview Copyright 2016 HomeUnion, All Rights Reserved 21 • Targeting cash flow break - even in Q2 2018 ($ in thousands) 2015 2016 2014 2015 Closed Transaction Volume 4,620 16,800 4,410 17,710 Assets Under Management 6,070 36,480 2,730 18,970 ($ in thousands) 2015 2016 2014 2015 Transaction Revenues $142 $924 $306 $1,051 Asset Management Revenues 12 287 6 128 Investor Concessions -- (204) -- -- Total Revenue 154 1,007 312 1,179 Operating Expenses 5,340 10,377 5,289 15,181 Operating Loss (5,186) (9,370) (4,977) (14,002) Interest Expense, net (25) (70) (6) (29) Income Tax Provision -- -- (5) (4) Net Loss ($5,211) ($9,440) ($4,988) ($14,035) For the Six Months Ended June 30th, For the Six Months Ended June 30th, For the Year Ended December 31st, For the Year Ended December 31st,

Revenue Growth Strategy Copyright 2016 HomeUnion, All Rights Reserved 22 Expand Marketing Channels (i.e. Radio, Direct Mail, Online) Expand Locations for Sourcing Properties Offer Additional Multifamily Assets Outreach to International Investors

Key Investment Highlights

Proven Business Model	▪ 666 rental properties acquired, $76 million in real estate value transacted and $51 million in assets under management nationwide since inception (as of Sep. 2016) ▪ Average of 2.1 properties transacted and $238,000 invested per user through the platform
High Barriers to Entry	▪ Approximately $40 million of capital invested to date in building out the HomeUnion platform ▪ Significant automation intelligence throughout the entire user experience ▪ Unique underwriting model leveraging Big Data analytics and local market employees ▪ Real estate licenses in 13 states, Mortgage broker licenses in 13 states ▪ Sustainable lead in building performance track-record
Unique Value Proposition for Users	▪ Only solution in the marketplace with end-to-end, turnkey functionality covering every aspect of rental property sourcing, acquisition and management ▪ Users own the title to the underlying real estate, unlike REITs and Mutual Funds ▪ Recommendation engine matches assets on the platform to unique user preferences ▪ Advanced reporting tools for significantly streamlined property and tax management
Attractive Industry Dynamics	▪ Approximately $54 billion rental market TAM primed for disruption ▪ Growing demand for rental properties with additional 13 million rental households projected by 2030 ▪ Acquisition and rental model validated by the likes of Colony Capital and Blackstone ▪ Low-cost financing available for residential real estate investors
Scalable Model & Strong Momentum	▪ Multiple revenue sources: transaction fees, real estate and mortgage brokerage fees, recurring revenue from assets under management ▪ Growth in AUM drives significant economies of scale in property management services ▪ $12 million of transaction bookings in Sep. alone, highest in Company history ▪ 263% year-over-year growth in closed transaction volume in 1H 2016 ▪ Anticipating cash-flow break-even in Q2 2018

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Copyright 2016 HomeUnion, All Rights Reserved